Exhibit 5.1

Golenbock Eiseman Assor Bell & Peskoe LLP

437 Madison Avenue

New York, New York 10022

October 10, 2013

MELA Sciences, Inc.

50 South Buckhout Street, Suite 1

Irvington, New York 10533

Ladies and Gentlemen:

We have acted as counsel to MELA Sciences, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof of a Post-Effective Amendment to the Registration Statement on Form S-3 (File No. 333-189118) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to an aggregate of $55,100,000 of securities (the “Securities”), which may include any or all of the following: (i) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”); (ii) warrants to purchase shares of Common Stock (the “Warrants”); and (iii) units comprised of Common Stock and Warrants (the “Units”).

In connection with this opinion letter, we have examined the Registration Statement, the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended (the “Charter”), Third Amended and Restated Bylaws (the “Bylaws”), and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

(a) the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Charter, the Bylaws and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

(b) any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the person identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”) and/or the person or persons identified in the Warrant Agreement as the holder or holders of such Warrants (each a “Warrant Holder”) and the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

(c) any Units will be issued under one or more unit agreements (each, a “Unit Agreement” and together with Warrant Agreements, the “Agreements”) between the Company and the person identified in the Unit Agreement as a unit agent (each, a “Unit Agent”) and/or the person or persons identified in the Unit Agreement as the holder or holders of such Units (each a “Unit Holder”) and the execution, delivery and performance of the applicable Unit Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

(d) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

(e) a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

(f) all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

(g) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. Upon due authorization by Corporate Action of the issuance and sale of shares of the Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of the Common Stock) in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of the Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company, the Warrant Agent named in such Warrant Agreement and such Warrants and/or the Warrant Holder named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and/or Warrant Holder and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid, binding and enforceable obligations of the Company.

3. When a Unit Agreement providing for the specific terms of a particular issuance of Units has been duly authorized by Corporate Action and has been duly executed and delivered by the Company, the Unit Agent named in such Unit Agreement and such Units and/or the Unit Holder named in such Unit Agreement and such Units, conforming to the requirements of such Unit Agreement, have been duly countersigned or authenticated, as required, by such Unit Agent and/or Unit Holder and duly executed and delivered by the Company against payment for such Units in accordance with the terms and provisions of such Unit Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Units will be valid, binding and enforceable obligations of the Company.

In giving this opinion, we have assumed that, prior to their issuance, all certificates representing the shares of Common Stock will be duly executed on behalf of the Company by the transfer agent for the Company and registered by the registrar for the Company, if necessary, and will conform, except to denominations, to specimens we have examined.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our firm name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Golenbock Eiseman Assor Bell & Peskoe LLP